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                                                                    EXHIBIT 7(b)

                                   $50,000,000

                      MUNIYIELD MICHIGAN INSURED FUND, INC.

                            (a Maryland corporation)

                  AUCTION MARKET PREFERRED STOCK(R) ["AMPS"(R)]

                    Liquidation Preference $50,000 Per Share

                               PURCHASE AGREEMENT

                                                               November 13, 1992

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York  10281-1201

Dear Sirs:

            MuniYield Michigan Insured Fund, Inc., a Maryland corporation (the "Fund"), and Fund Asset Management, Inc., a Delaware corporation (the "Adviser"), each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") with respect to the sale by the Fund and the purchase by the Underwriter of 1,000 shares of auction market preferred stock of the Fund (collectively, the "Shares"), par value $.10 per share, liquidation preference $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared).

            Prior to the purchase and public offering of the Shares by the Underwriter, the Fund and the Underwriter shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Fund and the Underwriter and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

            The Fund has filed with the Securities and Exchange Commission (the "Commission") a notification on Form N-8A of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and a registration statement on Form N-2 (No. 33-53614) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, and the rules

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(R)  Registered trademark of Merrill Lynch & Co., Inc.

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and regulations of the Commission under the 1933 Act and the 1940 Act (the
"Rules and Regulations") and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses as may have been required to the date hereof. The Fund will prepare and file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended at the time it becomes effective, if applicable) and the prospectus constituting a part thereof (including in each case the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the Rules and Regulations), as from time to time amended or supplemented pursuant to the 1933 Act, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriter by the Fund for use in connection with the offering of the shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether such revised prospectus is required to be filed by the Fund pursuant to Rule 497(b) or Rule 497(h) of the Rules and Regulations) the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriter for such use.

            The Fund understands that the Underwriter proposes to make a public offering of the Shares as soon as the Underwriter deems advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

            SECTION 1. Representations and Warranties. (a) The Fund and the Adviser each severally represents and warrants to the Underwriter as of the date hereof and as of the date of the Pricing Agreement (such later date being hereinafter referred to as the "Representation Date") as follows:

            (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective, at the Representation Date and at Closing Time as defined in Section 2, the Prospectus (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriter by the Fund for use in connection with the offering of the Shares which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriter for such use) will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information
      furnished to the Fund in writing by the   Underwriter expressly for use
      in the    Registration Statement or Prospectus.

            (ii) The accountants who certified the statement of assets, liabilities and capital included in the Registration Statement are independent public accountants as required by the 1933 Act and the Rules and Regulations.


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            (iii) The financial statements included in the Registration
      Statement present fairly the financial position of the Fund as at the date indicated and the results of its operations for the period specified; such financial statements have been prepared in conformity with generally accepted accounting principles; and the information in the Prospectus under the headings "Description of Capital Stock" and "Portfolio Composition" has been fairly presented.

            (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, of the Fund, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of business and (C) except for regular monthly dividends on the outstanding shares of common stock, par value $.10 per share ("Common Shares") of the Fund, there has been no dividend or distribution of any kind declared, paid or made by the Fund or any class of its capital stock.

            (v) The Fund has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement; the Fund is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required; and the Fund has no subsidiaries.

            (vi) The Fund is registered with the Commission under the 1940 Act as a closed-end, non-diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

            (vii) The authorized, issued and outstanding capital stock of the Fund is as set forth in the Prospectus under the caption "Description of Capital Stock"; the outstanding Common Shares have been duly authorized and validly issued and are fully paid and nonassessable; the Shares have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and nonassessable; the Common Shares and the Shares conform in all material respects to all statements relating thereto contained in the Registration Statement; and the issuance of the Shares to be purchased by the Underwriter is not subject to preemptive rights.

            (viii) The Fund is not in violation of its charter, as amended (the "Charter") or by-laws, as amended (the "By-Laws") or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound; and the execution and delivery of this Agreement, the Pricing Agreement and the Investment Advisory Agreement, the




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      Custodian Agreement, the Auction Agent Agreement and the Depository
      Agreement referred to in the Registration Statement (the "Advisory Agreement," "Auction Agreement," "Custodian Agreement" and "Depository Agreement," respectively), and the consummation of the transactions contemplated herein and therein, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of the provisions of the Charter or By-laws of the Fund or, to the best knowledge of the Fund and the Adviser, any law, administrative regulation or administrative or court decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Fund of the transactions contemplated by this Agreement, the Pricing Agreement, the Advisory Agreement, the Custodian Agreement, the Auction Agreement and the Depository Agreement, except such as has been obtained under the 1940 Act or as may be required under the 1933 Act or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter.

            (ix) The Fund owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate its properties and to carry on its businesses as contemplated in the Prospectus, and the Fund has not received any notice of proceedings relating to the revocation or modification of any such licenses, permits, covenants, orders, approvals or authorizations.

            (x) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Fund or the Adviser, threatened against or affecting the Fund which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Fund or might materially and adversely affect the properties or assets of the Fund; and there are no material contracts or documents of the Fund which are required to be filed as exhibits to the Registration Statement by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so filed.

            (xi) The Fund owns or possesses, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct the business now operated by it, and the Fund has not received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks and trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Fund.

            (xii) The Fund intends to, and will, direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended



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      ("Subchapter M of the Code"), and intends to qualify as a regulated investment company under Subchapter M of the Code.

            (xiii) This Agreement, the Pricing Agreement, the Advisory Agreement and the Custodian Agreement have each been duly authorized, executed and delivered by the Fund, and each complies with all applicable provisions of the 1940 Act.

            (xiv) The Auction Agreement and the Depository Agreement have each been duly authorized for execution and delivery by the Fund and, when executed and delivered by the Fund, will constitute a valid and binding obligation of the Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles.

      (b) The Adviser represents and warrants to the Underwriter as of the date hereof and as of the Representation Date as follows:

            (i) The Adviser has been duly incorporated under the laws of the State of Delaware with corporate power and authority to conduct its business as described in the Prospectus.

            (ii) The Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is not prohibited by the Advisers Act or the 1940 Act or the rules and regulations under such acts from acting under the Advisory Agreement for the Fund as contemplated by the Prospectus.

            (iii) This Agreement has been duly authorized, executed and delivered by the Adviser; the Advisory Agreement is in full force and effect and constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles; and neither the execution and delivery of this Agreement nor the performance by the Adviser of its obligations hereunder or under the Advisory Agreement will conflict with, or result in a breach of, any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Adviser is a party or by which it is bound, or any law, order, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its respective properties or operations.

            (iv) The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus.

      (c) Any certificate signed by any officer of the Fund or the Adviser and delivered to the Underwriter shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to the Underwriter as to the matters covered thereby.



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SECTION 2.  Sale and Delivery to the Underwriter; Closing.

      (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell the Shares to the Underwriter, and the Underwriter agrees to purchase the Shares from the Fund, at the price per share set forth in the Pricing Agreement.

            (i) If the Fund has elected not to rely upon rule 430A under the Rules and Regulations, the initial public offering price and the purchase price per share to be paid by the Underwriter for the Shares each has been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

            (ii) If the Fund has elected to rely upon rule 430A under the Rules and Regulations, the purchase price per share to be paid by the Underwriter for the Shares shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the Underwriter and the Fund. The initial public offering price per share shall be a fixed price to be determined by agreement between the Underwriter and the Fund. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, except as provided in Section 5, unless otherwise agreed to by the Fund, the Adviser and the Underwriter.

      (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Brown & Wood, One World Trade Center, New York, New York 10048-0557, or at such other place as shall be agreed upon by the Underwriter and the Fund, at 10:00 A.M. on the fifth business day following the date the Registration Statement becomes effective (or, if the Fund has elected to rely upon rule 430A under the Rules and Regulations, the fifth business day after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Fund (such time and date of payment and delivery being herein called "Closing Time"). Payment shall be made to the Fund by Federal funds check or checks or similar same-day funds and payable to the order of the Fund, against delivery to the Underwriter of the certificates for the Shares to be purchased by it. The Shares shall each be represented by a certificate registered in the name of Cede & Co., as nominee for The Depository Trust Company. The certificates for the Shares will be made available for examination by the Underwriter not later than 10:00 A.M. on the last business day prior to Closing Time.

      SECTION 3. Covenants of the Fund. The Fund covenants with the Underwriter as follows:

      (a) The Fund will use its best efforts (i) to cause the Registration Statement to become effective under the 1933 Act and will advise the Underwriter promptly as to the time at which the Registration Statement and any amendments thereto (including any post-effective

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amendment) becomes so effective and (ii) if required, to cause the issuance of any orders exempting the Fund from any provisions of the 1940 Act and will advise the Underwriter promptly as to the time at which any such orders are granted.

      (b) The Fund will notify the Underwriter immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendments thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of-the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and
(v) of the issuance by the Commission of an order of suspension or revocation of the notification on Form N-8A of registration of the Fund as an investment company under the 1940 Act or initiation of any proceeding for that purpose. The Fund will make every reasonable effort to prevent the issuance of any stop order described in subsection (iv) hereunder or any order of suspension or revocation described in subsection (v) hereunder and, if any stop order or order of suspension or revocation is issued, to obtain the lifting thereof at the earliest possible moment.

      (c) The Fund will give the Underwriter notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Fund proposes for use by the Underwriter in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether such revised prospectus is required to be filed pursuant to Rule 497(b) or Rule 497(h) of the Rules and Regulations) whether pursuant to the 1940 Act, the 1933 Act, or otherwise, and will furnish the Underwriter with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Underwriter or counsel for the Underwriter shall reasonably object.

      (d) The Fund will deliver to the Underwriter, as soon as practicable, two signed copies of the registration statement as originally filed and of each amendment thereto, in each case with two sets of the exhibits filed therewith, and will also deliver to the Underwriter a conformed copy of the registration statement as originally filed and of each amendment thereto (but without exhibits to the registration statement or to any such amendment) for the Underwriter.

      (e) The Fund will furnish to the Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the Rules and Regulations.

      (f) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriter, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Fund will forthwith amend or supplement the Prospectus by preparing and furnishing to the Underwriter a reasonable number of copies of an amendment or amendments




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of, or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel for the Underwriter), so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.

      (g) The Fund will endeavor, in cooperation with the Underwriter, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate and will maintain such qualifications in effect for a period of not less than one year after the date hereof. The Fund will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

      (h) The Fund will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Rules and Regulations) covering a twelve-month period beginning not later than the first day of the Fund's fiscal quarter next following the "effective" date (as defined in said Rule 158) of the Registration Statement.

      (i) Between the date of this Agreement and the termination of any trading restrictions or Closing Time, whichever is later, the Fund will not, without your prior consent, offer or sell or enter into any agreement to sell any equity or equity related securities of the Fund other than the Shares and Common Shares issued in reinvestment of dividends or distributions.

      (j) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the Rules and Regulations, then immediately following the execution of the Pricing Agreement, the Fund will prepare and file or transmit for filing with the commission in accordance with such Rule 430A and Rule 497(h) of the Rules and Regulations, copies of an amended Prospectus or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus) containing all information so omitted.

      (k) The Fund will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

      SECTION 4. Covenants of the Underwriter. The Underwriter covenants and agrees with the Fund as follows:

      (a) It will sell Shares only to a person who has agreed to execute and deliver, whose Broker-Dealer (as defined in the Prospectus) has agreed to execute and deliver or who has already executed and delivered a Master Purchaser's Letter (as defined in the Prospectus) in accordance with the terms of the Prospectus.

      (b) No later than Closing Time, it will execute and deliver a Master Purchaser's Letter in accordance with the terms of the Prospectus.

      (c) No later than the second business day succeeding closing Time, it will provide the Fund and the Auction Agent (as defined in the Prospectus) with a list of the persons to whom it

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has sold Shares, the number of Shares sold to each such person and the number of Shares it is holding as of the date of such notice.

      SECTION 5. Payment of Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the registration statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriter, (iii) the fees and disbursements of the Fund's counsel and accountants, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(g) of this Agreement, including filing fees and any fees or disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey, (v) the printing and delivery to the Underwriter of copies of the registration statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriter of copies of the Blue Sky Survey and (vii) the fees charged by rating agencies for the rating of the Shares.

      If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 6 or Section 10(a)(i), the Fund or the Adviser shall reimburse the Underwriter for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter. In the event the transactions contemplated hereunder are not consummated, the Adviser agrees to pay all of the costs and expenses set forth in the first paragraph of this
Section 5 which the Fund would have paid if such transactions had been consummated.

      SECTION 6. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Fund and the Adviser herein contained, to the performance by the Fund and the Adviser of their respective obligations hereunder, and to the following further conditions:

      (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York City time, on the date hereof or at such later time and date as may be approved by the Underwriter, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Fund has elected to rely upon Rule 430A of the Rules and Regulations, the price of the shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 497(h) of the Rules and Regulations within the prescribed time period, and prior to Closing Time the Fund shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

      (b) At Closing Time, the Underwriter shall have received:

          (i) The favorable opinion, dated as of Closing Time, of Brown & Wood, counsel for the Fund and the Underwriter, to the effect that:

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            (1) The Fund has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland.

            (2) The Fund has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

            (3) The Fund is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, business affairs or business prospects of the Fund.

            (4) The outstanding Common Shares have been duly authorized and validly issued and are fully paid and non-assessable.

            (5) The Shares have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and non-assessable; the issuance of the Shares is not subject to preemptive or other similar rights; and the authorized capital stock conforms in all material respects to the description thereof in the Registration Statement.

            (6) This Agreement and the Pricing Agreement each has been duly authorized, executed and delivered by the Fund, and each complies with all applicable provisions of the 1940 Act.

            (7) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings for that purpose have been instituted, are pending or are contemplated.

            (8) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement (other than the financial statements included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations.

            (9) To the best of their knowledge and information, there are no legal or governmental proceedings pending or threatened against the Fund which are required to be disclosed in the Registration Statement, other than those disclosed therein.

            (10) To the best of their knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of the Fund required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred


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

      to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note or lease so described, referred to or filed.

            (11) No consent, approval, authorization or order of any court or governmental authority or agency is required in connection with the sale of the Shares to the Underwriter, except such as has been obtained under the 1933 Act, the 1940 Act or the Rules and Regulations or such as may be required under state securities laws; and to the best of their knowledge and information, the execution and delivery of this Agreement, the Pricing Agreement, the Advisory Agreement, the Custodian Agreement, the Auction Agreement and the Depository Agreement and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject, nor will such action result in any violation of the provisions of the Charter or By-Laws of the Fund, or any law, administrative regulation or administrative or court decree.

            (12) The Advisory Agreement and the Custodian Agreement have each been duly authorized, executed and delivered by the Fund, and each complies with all applicable provisions of the 1940 Act.

            (13) The Fund is registered with the Commission under the 1940 Act as a closed-end, non-diversified management investment company, and all required action has been taken by the Fund under the 1933 Act, the 1940 Act and the Rules and Regulations to make the public offering and consummate the sale of the Shares pursuant to this Agreement; the provisions of the Charter and By-Laws of the Fund comply as to form in all material respects with the requirements of the 1940 Act; and, to the best of their knowledge and information, no order of suspension or revocation of such registration under the 1940 Act, pursuant to Section 8(e) thereof, has been issued or proceedings therefor initiated or threatened by the Commission.

            (14) The information in the Prospectus under the caption "Taxes," (other than information related to Michigan law, as to which they express no opinion) to the extent that it constitutes matters of law or legal conclusions, has been reviewed by them and is correct in all material respects.

            (15) The Auction Agreement and the Depository Agreement each have been duly authorized, executed and delivered by the Fund, and each constitutes a valid and binding obligation of the Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles.

      (ii) The favorable opinion, dated as of Closing Time, of Dickinson, Wright, Moon, Van Dusen & Freeman, Special Counsel for the Fund, to the effect that:

           (1) The information in the Prospectus under the caption "Taxes," to the extent that it constitutes matters of Michigan law or legal conclusions or legal opinions involving matters of law, has been reviewed by them and is correct in all material respects.

            (2) Nothing has come to their attention that would lead them to believe that the information in the Registration Statement under the caption "Investment Objective and Policies - Special Considerations Relating to Michigan Municipal Bonds" and in Appendix A entitled "Economic Conditions in Michigan," at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the information under such caption and in such appendix in the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriter by the Fund for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time they are first provided to the Underwriter for such use) or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (iii) The favorable opinion, dated as of Closing Time, of Philip L. Kirstein, Esq., General Counsel to the Adviser, in form and substance satisfactory to counsel for the Underwriter, to the effect that:

            (1) The Adviser has been duly organized as a corporation under the laws of the State of Delaware with corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus.

            (2) The Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act or the rules and regulations under such Acts from acting under the Advisory Agreement for the Fund as contemplated by the Prospectus.

            (3) This Agreement has been duly authorized, executed and delivered by the Adviser; the Advisory Agreement is in full force and effect and constitutes a valid and binding obligation of the Adviser, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights and to general equity principles; and, to the best of his knowledge and information, neither the execution and delivery of this Agreement or the Advisory Agreement nor the performance by the Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of, any of the terms and provisions of, or constitute, with or without giving notice or lapse of time or both, a default under, any agreement or instrument to which it is a party or by which the Adviser is bound, or any law, order, rule or regulation applicable to the Adviser of any jurisdiction, court, Federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Adviser or its respective properties or operations.

                   (4) To the best of his knowledge and information, the
            description of the Adviser in the Registration Statement and the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            (iv) In giving their opinion required by subsection (b)(i) of this Section, Brown & Wood shall additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (excluding the financial statements and financial schedules included therein, as to which such counsel need express no belief), at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for the financial statements and financial schedules included therein as to which such counsel need express no belief), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriter by the Fund for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriter for such use) or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinion, Brown & Wood may rely, as to all matters governed by the law of the State of Maryland, upon the opinion of Ginsburg, Feldman & Bress, Chartered, and Brown & Wood may rely, as to matters of fact, upon certificates and written statements of officers and employees of and accountants of the Fund and the Adviser and of public officials.

      (c) At Closing Time (i) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations and in all material respects shall conform to the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations, and the Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading and no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Fund or the Adviser, threatened against the Fund or the Adviser which would be required to be set forth in the Prospectus other than as set forth therein, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Fund or in its earnings, business affairs or business prospects, whether or not arising in the ordinary course of business, from that set forth in the Registration Statement and Prospectus,
(iii) the Adviser shall have the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus, (iv) no proceedings shall be pending or, to the knowledge of the Fund or the Adviser, threatened against the Fund or the Adviser before or by any Federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of either the Fund or the Adviser other than as set forth in the Registration Statement and the Prospectus and (v) Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Corporation ("S&P") shall have confirmed that the Shares have been rated "aaa" and AAA, respectively, by such agencies; and the Underwriter shall have received, at Closing Time, a certificate of the President or Treasurer of the Fund and of the President or a Vice President of the Adviser dated as of Closing Time, evidencing compliance with the appropriate provisions of this subsection (c), together with true and correct copies of letters from Moody's and S&P confirming their rating.

      (d) At Closing Time, the Underwriter shall have received certificates, dated as of Closing Time, (i) of the President or Treasurer of the Fund to the effect that the representations and warranties of the Fund contained in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) of the President or a Vice President of the Adviser to the effect that the representations and warranties of the Adviser contained in Sections 1(a) and (b) are true and correct with the same force and effect as though expressly made at and as of Closing Time.

      (e) At the time of execution of this Agreement, the Underwriter shall have received from Ernst & Young a letter, dated the date hereof, in form and substance satisfactory to the Underwriter, to the effect that:

          (i) they are independent accountants with respect to the Fund within the meaning of the 1933 Act and the Rules and Regulations;

          (ii) in their opinion, the statement of assets, liabilities and capital examined by them and included in the Registration Statement complies as to form in all material respects with the applicable accounting requirements of the 1933 Act and 1940 Act and the Rules and Regulations;

          (iii) they have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Fund, a reading of the minutes books of the Fund, inquiries of officials of the Fund responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that (A) the unaudited financial statements as of November 2, 1992 included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations applicable to unaudited interim financial statements inciuded in registration statements or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, and (B) during the period from November 2, 1992 to a specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or net assets of the Fund (other than by reason of the issuance of Common Shares in connection with the exercise by the underwriter of the Common Shares of the over-allotment option relating to the initial public offering of the Common Shares, as specified in such letter) or any increase in the long-term debt of the Fund, as compared with amounts shown on the unaudited financial statements included in the Registration Statement, except for changes which the Registration Statement discloses have occurred or may occur; and

            (iv) in addition to the procedures referred to in clause (iii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data, financial information and financial statements appearing in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Fund.

      (f) At Closing Time, the Underwriter shall have received from Ernst & Young a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the "specified date" referred to shall be a date not more than five days prior to Closing Time.

      (g) At Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and to pass upon related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Adviser in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the shares as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

      If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Fund at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in section 5.

      SECTION 7. Indemnification. (a) The Fund and the Adviser, jointly and severally, agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A of the Rules and Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Fund; and

            (iii) against any and all expenses whatsoever (including the fees and disbursements of counsel chosen by the Underwriter) reasonably incurred in investigating, preparing or defending against any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above;

provided, however, that this Indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (b) The Underwriter agrees to indemnify and hold harmless the Fund and the Adviser, their respective directors, each of the Fund's officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser within the meaning of section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment or supplement thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

      SECTION 8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 7 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Fund and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement as incurred by the Fund and the Underwriter, as incurred, in such proportions that the Underwriter is responsible for that portion represented by the percentage that the underwriting compensation payble pursuant to Section 2 hereof bears to the initial public offering price appearing on the cover page of the Prospectus, and the Fund is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Underwriter, and each director of the Fund, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Fund.

      SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Fund or the Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or a controlling person, or by or on behalf of the Fund or the Adviser and shall survive delivery of the Shares to the Underwriter.

      SECTION 10. Termination of Agreement. (a) The Underwriter, by notice to the Fund, may terminate this Agreement at any time or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the Underwriter's judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iii) if trading in the Common Shares has been suspended by the Commission or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by Federal or New York authorities.

      (a) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5.

      SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of written telecommunication. Notices to the Underwriter shall be directed to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201, Attention: Richard N. Doyle, Vice President; notices to the Fund or the Adviser shall be directed to each of them at 800 Scudders Mill Road, Plainsboro, New Jersey, 08536,
Attention: Arthur Zeikel.

      SECTION 12. Parties. This Agreement and the Pricing Agreement shall inure to the benefit of and be binding upon the Underwriter, the Fund, the Adviser and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 13. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

            If the foregoing is in accordance with your understanding of our Agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Fund and the Adviser in accordance with its terms.

                           Very truly yours,

                           MUNIYIELD MICHIGAN INSURED FUND, INC.

                           By:
                              ---------------------------
                                  Authorized Officer

                           FUND ASSET MANAGEMENT, INC.

                           By
                              ---------------------------
                                  Authorized Officer

CONFIRMED AND ACCEPTED,
        as of the date first above written:

By:  Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated

By:
    ---------------------------
          Vice President
        Investment Banking

                                                                       EXHIBIT A

                                   $50,000,000

                      MUNIYIELD MICHIGAN INSURED FUND, INC.

                            (a Maryland corporation)

                   AUCTION MARKET PREFERRED STOCK(R) [AMPS(R)]

                                  1,000 Shares

                    Liquidation Preference, $50,000 Per Share

                                PRICING AGREEMENT

                                                               November 16, 1992

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York  10281-1201

Dear Sirs:

            Reference is made to the Purchase Agreement, dated November 13, 1992 (the "Purchase Agreement"), relating to the purchase by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") of 1,000 shares of auction market preferred stock of the Fund, par value $.10 per share, liquidation preference $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) (collectively, the "Shares") of MuniYield Michigan Insured Fund, Inc. (the "Fund").

            Pursuant to Section 2 of the Purchase Agreement, the Fund agrees with the Underwriter as follows:

                 1. The initial public offering price per share for the Shares, determined as provided in said Section 2, shall be $50,000.


------------------
(R)  Registered trademark of Merrill Lynch & Co., Inc.

            2. The purchase price per share for the Shares to be paid by the Underwriter shall be $49,125, being an amount equal to the initial public offering price set forth above less $875 per share.

            3. The dividend rate for the AMPS for the Initial Dividend Period ending May 11, 1993 will be 3.35%.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Fund a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Fund in accordance with its terms.

                                       Very truly yours,

                                       MUNIYIELD MICHIGAN INSURED FUND, INC.

                                       By:
                                          ---------------------------
                                               Authorized Officer

CONFIRMED AND ACCEPTED,
     as of the date first above written:

By:  Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated

By:
    ---------------------------
         Vice President
       Investment Banking






                                       3